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                                                                      EXHIBIT 25

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    Form T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

             Check if an Application to Determine Eligibility of a
                   Trustee Pursuant to Section 305(b)(2) ___

                             SUNTRUST BANK, ATLANTA
              (Exact name of trustee as specified in its charter)

         Georgia Banking Corporation                         58-0466330
(Jurisdiction of incorporation or organization             (I.R.S. employer
         if not a U.S. national bank)                     identification no.)

             25 Park Place, N.E.
              Atlanta, Georgia                                   30303
  (Address of principal executive offices)                     (Zip Code)

                                 T.J. Donaldson
                             SunTrust Bank, Atlanta
                             58 Edgewood Ave., N.E.
                                   Suite 400A
                            Atlanta, Georgia  30303
                                 (404) 588-7831
           (Name, address and telephone number of agent for service)

                           _________________________

                              IRT Property Company
              (Exact name of obligor as specified in its charter)

             Georgia                                            58-1366611
  (State or other jurisdiction of                            (I.R.S. employer
  incorporation or organization)                            identification no.)

       200 Galleria Parkway
            Suite 1400                                             30339
          Atlanta, Georgia                                       (Zip Code)
(Address of principal executive offices)

                           _________________________

                                Debt Securities
                      (Title of the indenture securities)
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                                    GENERAL


Item 1.  General Information.

         (a) Name and address of each examining or supervising authority to which it is subject.

                 Department of Banking and Finance
                 State of Georgia
                 Atlanta, Georgia

                 Federal Reserve Bank of Atlanta
                 104 Marietta Street, N.W.
                 Atlanta, Georgia

                 Federal Deposit Insurance Corporation
                 Washington, D.C.

         (b)     Whether it is authorized to exercise corporate trust powers.

                 Yes.

Item 2.          Affiliations with Obligor.

                 None.

Item 3.          Voting Securities of the Trustee.

                 Not applicable.

Item 4.          Trusteeships under Other Indentures.

                 Trustee under Indenture dated as of August 15, 1993, providing for $75,000,000 principal amount of Convertible Subordinated Debentures due August 15, 2003.

Item 5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

                 Not applicable.

Item 6.          Voting Securities of the Trustee Owned by the Obligor or its
                 Officials.

                 Not applicable.

Item 7.          Voting Securities of the Trustee Owned by Underwriters or their
                 Officials.

                 Not applicable.
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Item 8.          Securities of the Obligor Owned or Held by the Trustee.

                 Not applicable.

Item 9.          Securities of Underwriters Owned or Held by the Trustee.

                 Not applicable.

Item 10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

                 Not applicable.

Item 11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

                 Not applicable.

Item 12.         Indebtedness of the Obligor to the Trustee.

                 Not applicable.

Item 13.         Defaults by the Obligor.

                 (a) Whether there is or has been a default with respect to the securities under this indenture.

                 There is not and has not been any such default.

                 (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more that one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series.

                 There has not been any such default.

Item 14.         Affiliations with the Underwriters.

                 Not applicable.

Item 15.         Foreign Trustee.

                 Not applicable.

Item 16.         List of Exhibits.





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         The additional exhibits listed below are filed herewith; exhibits, if any, identified in parentheses are on file with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission's Rules of Practice.

Exhibit
Number

1        -       A copy of the Articles of Amendment and Restated Articles of
                 Incorporation as now in effect.

2        -       A copy of the certificate of authority of the Trustee to
                 commence business.  (Included in Exhibit 1.)

3        -       A copy of the authorization of the Trustee to exercise trust powers.  (Included in Exhibit 1.)

4        -       Bylaws of the Trustee.  (Included in Exhibit 4 to Form T-1,
                 Registration No. 33-49283.)

5        -       Not applicable.

6        -       Consent of the Trustee required by Section 321(b) of the Trust
                 Indenture Act of 1939, as amended.

7        -       Latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on March 31, 1995.
                 (Exhibit 7 to Form T-1, Registration No. 33-93934.)

8        -       Not applicable.

9        -       Not applicable.





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                                   SIGNATURE


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, SunTrust Bank, Atlanta, a Georgia corporation, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta and the State of Georgia, on the 17th day of October, 1995.



                                           SUNTRUST BANK, ATLANTA

                                           By:/s/ T.J. Donaldson
                                              ----------------------
                                              T.J. Donaldson
                                              Group Vice President





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                                                                       EXHIBIT 1

                           ARTICLES OF AMENDMENT AND
                     RESTATED ARTICLES OF INCORPORATION OF
                               TRUST COMPANY BANK


         Pursuant to the Financial Institutions Code of Georgia, Trust Company Bank, a Georgia banking corporation (the "Corporation" or the "Bank"), submits Articles of Amendment and Restated Articles of Incorporation and shows as follows:

                                       1.

         The Bank was chartered by a special act of the General Assembly of Georgia approved on September 21, 1891 with banking and trust powers.

                                       2.

         The Bank is located in Atlanta, Fulton County, Georgia.

                                       3.

         By a written consent and waiver of notice dated May 18, 1995, the sole shareholder of the 4,320,000 shares of Common Stock then outstanding and entitled to vote did authorize, approve and adopt these Articles of Amendment and Restated Articles of Incorporation of the Bank, as submitted by a Resolution of the Board of Directors, and as set forth in Paragraph 4 below. The Bank has only one class of stock authorized, issued and outstanding.

                                       4.

         The Articles of Incorporation of the Bank shall be amended by deleting the phrase "Trust Company Bank" in Article 1, and replacing it with the phrase "SunTrust Bank, Atlanta", and by restating in their entirety the Articles of Incorporation, as heretofore





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amended, and substituting therefor in all respects, the Restated Articles of
Incorporation as follows:

                     RESTATED ARTICLES OF INCORPORATION

                                       1.

         The name of the Bank is SunTrust Bank, Atlanta.

                                       2.

         The Bank is organized pursuant to the provisions of the Financial Institutions Code of Georgia.

                                       3.

         The Bank shall have perpetual duration.

                                       4.

         The principal place of business of the Bank is located in Atlanta, Fulton County, Georgia and the banking offices of the Bank are located in the Georgia counties of Fulton, DeKalb and Cherokee. The Bank may establish branches or agencies at other places in Georgia or elsewhere. The address of the registered office of the Bank is One Park Place, N.E., Atlanta, Fulton County, Georgia 30302.

                                       5.

         The purposes for which the Bank is organized are to act as a bank and as a trust company and to enjoy and be subject to the powers and restrictions of a bank and a trust company under the laws of the State of Georgia, and to conduct any other businesses, to exercise any powers, and to engage in any other activities not specifically prohibited to





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corporations organized to act as a bank and as a trust company under the laws of the State of Georgia.

                                       6.

         The aggregate number of shares which the Bank has authority to issue is 4,752,000, all of which are common shares of one class only, each such share having a par value of $5.00.

                                       7.

         No stockholder shall have any preemptive right to subscribe for or to purchase any shares or other securities issued by the Bank.

                                       8.

         The number of directors shall be not less than eleven nor more than twenty-five, which number shall be fixed as provided by law.

                                       9.

         9(a).   No director of the Bank shall be personally liable to the
shareholders of the Bank for monetary damages for breach of his duty of care or other duty as a director; provided that this provision shall eliminate or limit the liability of a director only to the maximum extent permitted from time to time by the Financial Institutions Code of Georgia or any successor law or laws.

         9(b).   Any repeal or modification of Article 9(a) by the shareholders of the Bank shall not adversely affect any right or protection of a director of the Bank existing at the time of such repeal or modification.

         Said Restated Articles of Incorporation supersede the original Articles of Incorporation as heretofore amended.





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         IN WITNESS WHEREOF, Trust Company Bank has caused these Articles of
Amendment and Restated Articles of Incorporation to be executed and its corporate seal to be affixed and has caused the foregoing to be attested, all by its duly authorized officers on this 7th day of August, 1995.



                                           TRUST COMPANY BANK


                                           By:  /s/ Edward P. Gould
                                                ---------------------------
                                                Edward P. Gould
                                                Chairman of the Board


                                           By:  /s/ Robert R. Long
                                                ---------------------------
                                                Robert R. Long
                                                President


(SEAL)

Attest:  /s/ Harold Bitler
         ---------------------
         Harold Bitler
         Corporate Secretary





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                                                                       EXHIBIT 6


                               CONSENT OF TRUSTEE


         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issue of Debt Securities by IRT Property Company, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



                                           SUNTRUST BANK, ATLANTA


                                           By:/s/ T.J. Donaldson
                                              ----------------------------
                                              T.J. Donaldson
                                              Group Vice President


Dated:  October 17, 1995